Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Organization

NovaCopper US Inc. (1) .................................................................................................	Delaware

(1) 100% owned by NovaCopper Inc.